Exhibit 99

                       HEADWATERS INCORPORATED TO ACQUIRE
                                 ELDORADO STONE

         o Positions Headwaters in High Growth, "Green" Building Products Manufactured From Fly Ash

         o        Estimated to be Accretive to 2004 and 2005 EPS

         o Provides National Sales and Distribution Capabilities for Fly Ash Construction Materials

         o        Further Diversifies Headwaters' Cash Flows

SOUTH JORDAN, UTAH, APRIL 21, 2004 - HEADWATERS INCORPORATED (NASDAQ: HDWR) today announced that it has entered into a purchase agreement to acquire the ownership interests of Eldorado Stone, LLC, a leading manufacturer of architectural manufactured stone, based in San Marcos, California. Eldorado Stone is being purchased from Graham Partners, a middle market private equity firm, and members of management, for a purchase price of approximately $202 million. The acquisition provides Headwaters with the opportunity to expand the use of environmentally friendly coal combustion materials in high-growth, branded building products. Eldorado Stone will become a wholly-owned subsidiary of Headwaters, integrated into its fly ash construction materials operations. The acquisition, which is subject to regulatory approvals, completion of financing, and other customary conditions, is expected to close in May.

The acquisition of Eldorado Stone is expected to be accretive to Headwaters' EPS in 2004 and 2005, without including potential synergies, as well as on a historical pro forma basis. The addition of Eldorado Stone continues the diversification of Headwaters' cash flows for future development of important technological, operational and strategic initiatives.

Eldorado Stone has experienced high growth as a result of the increasing demand for manufactured stone in the U.S., the quality of its product, its strong brand name, and management performance. Eldorado Stone's sales grew approximately 24% in 2003, and it has enjoyed approximately 22% annual sales growth over the last three years. It is expected that the company's EBITDA (earnings before interest, income taxes, depreciation and amortization) margins will be in excess of 20%. Participating in one of the fastest growing segments of the building products industry, Eldorado Stone has the potential to continue strong growth in sales, EBITDA and free cash flows.

"Headwaters is excited about the acquisition of Eldorado Stone. The addition of Eldorado Stone will add critical mass to our "green" manufactured construction materials division, and significantly enhance its profitability," said Kirk A. Benson, Chairman and CEO of Headwaters. "Eldorado is a strong competitor within a fast-growing market and should strengthen our ash-based construction materials and sales opportunities as we gain access to Eldorado's national sales and distribution system. We are also very pleased to have Eldorado's management team join us at Headwaters and continue to build the Eldorado construction materials business," Mr. Benson further stated.

Eldorado Stone had revenues of approximately $100 million in the twelve months ended December 31, 2003. Headwaters will file Form 8-K with complete historical and proforma information upon consummation of the acquisition.

The total purchase price for Eldorado Stone is approximately $202 million. The calculation of the final purchase price will vary based on certain adjustments at the time of closing as well as total closing and transaction costs. Headwaters will use existing cash, financing available under its new credit facility with Bank One and new financing to be obtained prior to closing. JPMorgan acted as exclusive strategic M&A advisor to Headwaters on this transaction.

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Headwaters will hold a conference call and web cast (with slides) tomorrow, at
11:00 a.m. Eastern/9:00 a.m. MDT to discuss the Company's financial results and the Eldorado acquisition. The call will be available live via the Internet by accessing Headwaters' web site at www.hdwtrs.com and clicking on the Investor Relations section. To listen to the live broadcast, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, an online replay will available for 90 days on www.hdwtrs.com, or a phone replay will be available through April 29, 2004, at 11:59 p.m. ET by dialing 800-642-1687 or 706-645-9291 and entering the passcode 6702564.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, fly ash building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

About Eldorado Stone

Eldorado Stone LLC is a specialty building materials siding company and a leading manufacturer of architectural stone veneer, also known as manufactured stone, for residential and commercial use. Eldorado's proprietary technologies allow it to offer a variety of customizable stone profiles designed to look like natural stone. Eldorado markets in the U.S., Canada, Europe and Asia through a network of masonry, building materials, traditional roofing and siding materials distributors, fireplace suppliers and independent franchisees. Eldorado's focus on product quality, breadth and innovation, combined with a geographically diversified manufacturing platform, provides it with significant advantages in driving end-users, architects and builders to choose Eldorado Stone over traditional materials such as natural stone, brick or stucco. Eldorado currently offers a national product line of 60 distinct national stone types developed from 12 stone profiles. Eldorado also offers a variety of regional stone products, unique to particular geographies, to further complement its national products. Each stone profile is manufactured using numerous original natural stones, which creates a realistic, non-repetitive, natural stone look and is crafted in a variety of natural colors. Eldorado's web site is www.eldoradostone.com.

About Graham Partners

Graham Partners is a private investment firm based in suburban Philadelphia managing a private equity fund with over $227 million in committed capital. Graham Partners is an investment affiliate of the privately held Graham Group of York, Pennsylvania, an industrial and investment concern with global interests in plastics, packaging, machinery, building products and outsource manufacturing. Graham Partners seeks to acquire industrial companies with revenues between $20 million and $250 million that participate in manufacturing niches where Graham Partners can leverage its unique combination of operating resources and financial expertise.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

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Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products and building products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feed stocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, synthetic fuel and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.